Exhibit 99.3

C-BOND SYSTEMS, LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2018
(Unaudited)

C-BOND SYSTEMS, LLC AND SUBSIDIARIES
INDEX TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2018
(Unaudited)

 CONTENTS

Condensed Consolidated Financial Statements:

Condensed Consolidated Balance Sheets - As of March 31, 2018 (unaudited) and December 31, 2017	F-2

Condensed Consolidated Statements of Operations -
For the Three Months Ended March 31, 2018 and 2017 (unaudited)	F-3

Condensed Consolidated Statements of Cash Flows –
For the Three Months Ended March 31, 2018 and 2017 (unaudited)	F-4

Notes to Unaudited Condensed Consolidated Financial Statements	F-5 to F-20

C-BOND SYSTEMS, LLC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2018	2017
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash	$18,916	$46,448
Accounts receivable, net	34,749	35,225
Inventory	11,903	10,493
Prepaid expenses and other current assets	50,417	771

Total Current Assets	115,985	92,937

OTHER ASSETS:
Property, plant and equipment, net	82,257	91,123
Security deposit	8,977	8,977

Total Other Assets	91,234	100,100

TOTAL ASSETS	$207,219	$193,037

LIABILITIES AND SHAREHOLDERS' DEFICIT

CURRENT LIABILITIES:
Convertible note payable, net of discount	$24,219	$-
Accounts payable	250,684	164,906
Accrued expenses	153,958	104,402
Accrued compensation	178,278	511,855

Total Current Liabilities	607,139	781,163

LONG-TERM LIABILITIES:
Convertible note payable, net of discount	-	92,917

Total Long-term Liabilities	-	92,917

Total Liabilities	607,139	874,080

Commitments and Contingencies (See Note 8)

SHAREHOLDERS' DEFICIT:
Common stock: $0.001 par value, 100,000,000 shares authorized; 58,953,638 and
45,717,635 issued and outstanding at March 31, 2018 and December 31, 2017, respectively	58,953	45,717
Additional paid-in capital	24,682,531	22,127,796
Accumulated deficit	(25,141,404)	(22,854,556)

Total Shareholders'' Deficit	(399,920)	(681,043)

Total Liabilities and Shareholders'' Deficit	$207,219	$193,037

See accompanying notes to unaudited condensed consolidated financial statements.

C-BOND SYSTEMS, LLC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For the Three Months Ended
	March 31,
	2018	2017

SALES	$76,397	$74,000

COST OF SALES (excluding depreciation expense)	11,494	8,725

GROSS PROFIT	64,903	65,275

OPERATING EXPENSES:
Compensation and related benefits (including stock-based compensation of
$1,730,811 and $652,420 for the three months ended March 31, 2018 and 2017, respectively)	1,977,957	900,499
Research and development	17,260	83,277
Professional fees	219,673	9,231
General and administrative expenses	99,099	132,178

Total Operating Expenses	2,313,989	1,125,185

LOSS FROM OPERATIONS	(2,249,086)	(1,059,910)

OTHER EXPENSES:
Interest expenses	(37,762)	-

Total Other Expenses	(37,762)	-

NET LOSS	$(2,286,848)	$(1,059,910)

NET LOSS PER COMMON SHARE:
Basic	$(0.04)	$(0.02)
Diluted	$(0.04)	$(0.02)

WEIGHTED AVERAGE COMMON SHARE OUTSTANDING:
Basic	56,986,730	45,203,180
Diluted	56,986,730	45,203,180

See accompanying notes to unaudited condensed consolidated financial statements.

C-BOND SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Three Months Ended
	March 31,
	2018	2017

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(2,286,848)	$(1,059,910)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	8,866	9,458
Bad debt expense (recovery)	(400)	-
Amortization of debt discount to interest expense	31,302	-
Stock-based compensation	1,730,811	652,420
Stock-based professional fees	18,333	-
Change in operating assets and liabilities:
Accounts receivable	876	(42,899)
Inventory	(1,410)	2,150
Prepaid expenses and other assets	771	-
Accounts payable	85,778	38,321
Accrued expenses	55,389	(5,028)
Accrued compensation	59,000	2,219

NET CASH USED IN OPERATING ACTIVITIES	(297,532)	(403,269)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	-	(3,101)

NET CASH USED IN INVESTING ACTIVITIES	-	(3,101)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	10,000	-
Proceeds from convertible note payable	260,000	-

NET CASH PROVIDED BY FINANCING ACTIVITIES	270,000	-

NET DECREASE IN CASH	(27,532)	(406,370)

CASH, beginning of period	46,448	596,910

CASH, end of period	$18,916	$190,540

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for:
Interest	$-	$-
Income taxes	$-	$-

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Beneficial conversion feature reflected in debt discount	$260,000	$-
Common stock issued as prepaid for services	$68,750	$-
Common stock issued for accrued compensation	$392,577	$-
Common stock issued for debt and accrued interest	$105,833	$-

See accompanying notes to unaudited condensed consolidated financial statements.

C-BOND SYSTEMS, LLC AND SUBSIDIARIES
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2018

NOTE 1 – ORGANIZATION AND BASIS OF PRESENTATION

Organization

C-Bond Systems, LLC (the "Company") is a limited liability company incorporated in Texas on August 7, 2013 and is a nanotechnology company and sole owner, developer and manufacturer of the patented C-Bond technology. The Company is engaged in the implementation of proprietary and nanotechnology applications and processes to enhance properties of strength, functionality and sustainability within brittle material systems. The Company presently has a focus in the multi-billion dollar glass and window film industry with target markets in the United States and internationally.

On April 25, 2018, the Company entered into an Agreement and Plan of Merger and Reorganization, or the Merger Agreement with WestMountain Alternative Energy, Inc. ("WestMountain"), an inactive publicly held company, and its subsidiary, WETM Acquisition Corp. ("Acquisition Sub"). Pursuant to the terms of the Merger Agreement, on April 25, 2018, or the Closing Date, the Acquisition Sub merged with and into the Company, which was the surviving corporation. Accordingly, the Company became a wholly-owned subsidiary of WestMountain. All share and per share data in the accompanying consolidated financial statements have been retroactively restated to reflect the effect of the recapitalization (See Note 10).

Basis of presentation and principles of consolidation

The Company's consolidated financial statements include the financial statements of its wholly-owned subsidiaries, C-Bond R&D Solutions, LLC, C-Bond Industrial Solutions, LLC, and C-Bond Security Solutions, LLC. All significant intercompany accounts and transactions have been eliminated in consolidation.

Management acknowledges its responsibility for the preparation of the accompanying unaudited condensed consolidated financial statements which reflect all adjustments, consisting of normal recurring adjustments, considered necessary in its opinion for a fair statement of its financial position and the results of its operations for the periods presented. The accompanying unaudited condensed consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (the "U.S. GAAP") for interim financial information and with the instructions Article 8-03 of Regulation S-X. Operating results for interim periods are not necessarily indicative of results that may be expected for the fiscal year as a whole. Certain information and note disclosure normally included in consolidated financial statements prepared in accordance with U.S. GAAP has been condensed or omitted from these statements pursuant to such accounting principles and, accordingly, they do not include all the information and notes necessary for comprehensive consolidated financial statements These unaudited condensed consolidated financial statements should be read in conjunction with the summary of significant accounting policies and notes to the consolidated financial statements for the years ended December 31, 2017 and 2016 of the Company which were included in the Company's report on Form 8-K as filed with the Securities and Exchange Commission on May 1, 2018.

Going concern

These unaudited condensed consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. As reflected in the accompanying condensed consolidated financial statements, the Company had a net loss of $2,286,848 for the three months ended March 31, 2018. The net cash used in operations was $297,532 for the three months ended March 31, 2018. Additionally, the Company had an accumulated deficit, shareholders' deficit, and a working capital deficit of $25,141,404, $399,920 and $491,154, respectively, at March 31, 2018. These factors raise substantial doubt about the Company's ability to continue as a going concern for a period of twelve months from the issuance date of this report. Management cannot provide assurance that the Company will ultimately achieve profitable operations or become cash flow positive, or raise additional debt and/or equity capital. The Company is seeking to raise capital through additional debt and/or equity financings to fund its operations in the future. Although the Company has historically raised capital from sales of common shares and from the issuance of convertible promissory notes, there is no assurance that it will be able to continue to do so. If the Company is unable to raise additional capital or secure additional lending in the near future, management expects that the Company will need to curtail its operations. These consolidated financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

C-BOND SYSTEMS, LLC AND SUBSIDIARIES
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2018

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of estimates

The preparation of unaudited condensed consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates during the three months ended March 31, 2018 and 2017 include estimates for allowance for doubtful accounts on accounts receivable, the estimates for obsolete inventory, the useful life of property and equipment, assumptions used in assessing impairment of long-term assets, the fair value of beneficial conversion features, and the fair value of non-cash equity transactions.

Fair value of financial instruments and fair value measurements

The Company analyzes all financial instruments with features of both liabilities and equity under the Financial Accounting Standard Board's (the "FASB") accounting standard for such instruments. Under this standard, financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. The Company did not identify any assets or liabilities that are required to be presented on the balance sheet at fair value in accordance with Accounting Standards Codification ("ASC") Topic 820. ASC 825-10 "Financial Instruments", allows entities to voluntarily choose to measure certain financial assets and liabilities at fair value (fair value option). The fair value option may be elected on an instrument-by-instrument basis and is irrevocable, unless a new election date occurs. If the fair value option is elected for an instrument, unrealized gains and losses for that instrument should be reported in earnings at each subsequent reporting date. The Company did not elect to apply the fair value option to any outstanding instruments.

The carrying amounts reported in the unaudited condensed consolidated balance sheets for cash, accounts receivable, accounts payable, accrued expenses, and accrued compensation approximate their fair market value based on the short-term maturity of these instruments.

Cash and cash equivalents

For purposes of the consolidated statements of cash flows, the Company considers all highly liquid instruments with a maturity of three months or less at the purchase date and money market accounts to be cash equivalents.

Accounts receivable

The Company recognizes an allowance for losses on accounts receivable in an amount equal to the estimated probable losses net of recoveries. The allowance is based on an analysis of historical bad debt experience, current receivables aging, and expected future write-offs, as well as an assessment of specific identifiable customer accounts considered at risk or uncollectible. The expense associated with the allowance for doubtful accounts is recognized as general and administrative expense.

Inventory

Inventory, consisting of raw materials and finished goods, are stated at the lower of cost and net realizable value utilizing the first-in, first-out (FIFO) method. A reserve is established when management determines that certain inventories may not be saleable. If inventory costs exceed expected net realizable value due to obsolescence or quantities in excess of expected demand, the Company will record reserves for the difference between the cost and the net realizable value. These reserves are recorded based on estimates and included in cost of sales.

C-BOND SYSTEMS, LLC AND SUBSIDIARIES
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2018

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Property and equipment

Property and equipment are stated at cost and are depreciated using the straight-line method over their estimated useful lives, which range from three to ten years. Leasehold improvements are depreciated over the shorter of the useful life or lease term including scheduled renewal terms. Maintenance and repairs are charged to expense as incurred. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition. The Company examines the possibility of decreases in the value of these assets when events or changes in circumstances reflect the fact that their recorded value may not be recoverable.

Impairment of long-lived assets

In accordance with ASC Topic 360, the Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable, or at least annually. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset's estimated fair value and its book value.

Revenue recognition

In May 2014, FASB issued an update Accounting Standards Update ("ASU") ("ASU 2014-09") establishing Accounting Standards Codification ("ASC") Topic 606, Revenue from Contracts with Customers ("ASC 606"). ASU 2014-09, as amended by subsequent ASUs on the topic, establishes a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most of the existing revenue recognition guidance. This standard, which is effective for interim and annual reporting periods in fiscal years that begin after December 15, 2017, requires an entity to recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services and also requires certain additional disclosures. The Company adopted this standard in 2018 using the modified retrospective approach, which requires applying the new standard to all existing contracts not yet completed as of the effective date and recording a cumulative-effect adjustment to retained earnings as of the beginning of the fiscal year of adoption. Based on an evaluation of the impact ASU 2014-09 will have on the Company's sources of revenue, the Company has concluded that ASU 2014-09 did not have a material impact on the process for, timing of, and presentation and disclosure of revenue recognition from customers.

The Company sells its products primarily to distributors and authorized dealers. Product sales are recognized when the product is shipped to the customer and title is transferred and are recorded net of any discounts or allowances.

Cost of sales

Cost of sales includes inventory costs, packaging costs and warranty expenses.

Shipping and handling costs

Shipping and handling costs incurred for product shipped to customers are included in general and administrative expenses and amounted to $3,085 and $3,255 for the three months ended March 31, 2018 and 2017, respectively. Shipping and handling costs charged to customers are included in sales.

C-BOND SYSTEMS, LLC AND SUBSIDIARIES
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2018

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Warranty liability

The Company provides limited warranties on its products for product defects for periods ranging from 36 months to the life of the product. Warranty costs may include the cost of product replacement, refunds, labor costs and other costs. Allowances for estimated warranty costs are recorded during the period of sale. The determination of such allowances requires the Company to make estimates of product warranty claim rates and expected costs to repair or to replace the products under warranty. The Company currently establishes warranty reserves based on historical warranty costs for each product line combined with liability estimates based on the prior 12 months' sales activities. If actual return rates and/or repair and replacement costs differ significantly from the Company's estimates, adjustments to recognize additional cost of sales may be required in future periods. Historically the warranty accrual and the expense amounts have been immaterial. The warranty liability is included in accrued expenses on the accompanying consolidated balance sheets and amounted $23,418 and $21,935 at March 31, 2018 and December 31, 2017, respectively. For the three months ended March 31, 2018 and 2017, warranty expense amounted to $1,483 and $1,459, respectively, and is included in cost of sales on the accompanying condensed consolidated statements of operations.

Research and development

Research and development costs incurred in the development of the Company's products are expensed as incurred and includes costs such as labor, materials, and other allocated costs incurred. For the three months ended March 31, 2018 and 2017, research and development costs incurred in the development of the Company's products were $17,260 and $83,277, respectively, and are included in operating expenses on the accompanying condensed consolidated statements of operations.

Advertising costs

The Company participates in various advertising programs. All costs related to advertising of the Company's products are expensed in the period incurred. For the three months ended March 31, 2018 and 2017, advertising costs charged to operations were $2,930 and $20,893, respectively and are included in sales and marketing on the accompanying condensed consolidated statements of operations. These advertising expenses do not include cooperative advertising and sales incentives which have been deducted from sales.

Federal and state income taxes

The Company and its subsidiaries operate as a limited liability company and passed all income and loss to each member based on their proportionate interest in the Company.

The Company follows the accounting guidance for uncertainty in income taxes using the provisions of Accounting Standards Codification (ASC) 740 "Income Taxes ". Using that guidance, tax positions initially need to be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. As of March 31, 2018 and December 31, 2017, the Company had no uncertain tax positions that qualify for either recognition or disclosure in the financial statements. Tax years that remain subject to examination are the years ending on and after December 31, 2013. The Company recognizes interest and penalties related to uncertain income tax positions in other expense. However, no such interest and penalties were recorded as of March 31, 2018 and December 31, 2017.

C-BOND SYSTEMS, LLC AND SUBSIDIARIES
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2018

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Stock-based compensation

Stock-based compensation is accounted for based on the requirements of ASC 718 – "Compensation –Stock Compensation ", which requires recognition in the financial statements of the cost of employee and director services received in exchange for an award of equity instruments over the period the employee or director is required to perform the services in exchange for the award (presumptively, the vesting period). The ASC also requires measurement of the cost of employee and director services received in exchange for an award based on the grant-date fair value of the award. The Company utilizes the Black-Sholes option pricing model and uses the simplified method to determine expected term because of lack of sufficient exercise history. Additionally, effective January 1, 2017, the Company adopted the Accounting Standards Update No. 2016-09 ("ASU 2016-09 "), Improvements to Employee Share-Based Payment Accounting. ASU 2016-09 permits the election of an accounting policy for forfeitures of share-based payment awards, either to recognize forfeitures as they occur or estimate forfeitures over the vesting period of the award. The Company has elected to recognize forfeitures as they occur and the cumulative impact of this change did not have any effect on the Company's consolidated financial statements and related disclosures.

Pursuant to ASC 505-50 – "Equity-Based Payments to Non-Employees", all share-based payments to non-employees, including grants of stock options, are recognized in the consolidated financial statements as compensation expense over the service period of the consulting arrangement or until performance conditions are expected to be met. Using a Black-Scholes valuation model, the Company periodically reassessed the fair value of non-employee options until service conditions are met, which generally aligns with the vesting period of the options, and the Company adjusted the expense recognized in the consolidated financial statements accordingly.

Upon exercise of the stock options by the holder using the exercise methods delineated in the option contract, the Company issues new shares from its unissued authorized shares.

Loss per common share

ASC 260 "Earnings Per Share", requires dual presentation of basic and diluted earnings per common share ("EPS") with a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. Basic EPS excludes dilution. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common shares were exercised or converted into common shares or resulted in the issuance of common shares that then shared in the earnings of the entity. Basic net loss per common share is computed by dividing net loss available to members by the weighted average number of common shares outstanding during the period. Diluted net loss per common share is computed by dividing net loss by the weighted average number of common shares, common share equivalents and potentially dilutive securities outstanding during each period. Potentially dilutive common shares consist of stock options (using the treasury stock method) and shares issuable upon conversion of convertible notes payable (using the as-if converted method). These common share equivalents may be dilutive in the future.

All potentially dilutive common shares were excluded from the computation of diluted common shares outstanding as they would have an anti-dilutive impact on the Company's net losses and consisted of the following:

	March 31, 2018	March 31, 2017
Convertible note	966,404	-
Stock options	14,794,213	10,564,213
Warrants	293,123	-

Segment reporting

During the three months ended March 31, 2018 and 2017, the Company operated in one business segment.

C-BOND SYSTEMS, LLC AND SUBSIDIARIES
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2018

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent accounting pronouncements

In August 2016, the FASB issued ASU 2016-15 which addresses eight cash flow classification issues, eliminating the diversity in practice. This ASU is effective for annual and interim reporting periods beginning after December 15, 2017, with early adoption permitted. The retrospective transition method, requiring adjustment to all comparative periods presented, is required unless it is impracticable for some of the amendments, in which case those amendments would be prospectively applied as of the earliest date practicable. The adoption of ASU 2016-15 did not have any impact on the Company's consolidated financial statements.

In February 2016, the FASB issued ASU 2016-02, "Leases (Topic 842)." ASU 2016-02 sets out the principles for the recognition, measurement, presentation and disclosure of leases for both parties to a contract (i.e., lessees and lessors). The new standard requires lessees to apply a dual approach, classifying leases as either finance or operating leases based on the principle of whether or not the lease is effectively a financed purchase by the lessee. This classification will determine whether lease expense is recognized based on an effective interest method or on a straight-line basis over the term of the lease. A lessee is also required to recognize a right-of-use asset and a lease liability for all leases with a term of greater than 12 months regardless of their classification. Leases with a term of 12 months or less will be accounted for similar to existing guidance for operating leases today. The new standard requires lessors to account for leases using an approach that is substantially equivalent to existing guidance for sales-type leases, direct financing leases and operating leases. The pronouncement requires a modified retrospective method of adoption and is effective on January 1, 2019, with early adoption permitted. The Company will continue to evaluate the effect the adoption of ASU 2016-02 will have on the consolidated financial statements of the Company.

There are no other recently issued accounting standards that apply to us or that are expected to have a material impact on our results of operations, financial condition, or cash flows.

NOTE 3 – ACCOUNTS RECEIVABLE

At March 31, 2018 and December 31, 2017, accounts receivable consisted of the following:

	March 31, 2018	December 31, 2017
Accounts receivable	$37,403	$38,279
Less: allowance for doubtful accounts	(2,654)	(3,054)
Accounts receivable, net	$34,749	$35,225

For the three months ended March 31, 2018 and 2017, bad debt (recovery) expense amounted to $(400) and $0, respectively.

C-BOND SYSTEMS, LLC AND SUBSIDIARIES
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2018

NOTE 4 – INVENTORY

At March 31, 2018 and December 31, 2017, inventory consisted of the following:

	March 31, 2018	December 31, 2017
Raw materials	$5,369	$7,269
Finished goods	6,534	3,224
Inventory	$11,903	$10,493

NOTE 5 - PROPERTY AND EQUIPMENT

At March 31, 2018 and December 31, 2017, property and equipment consisted of the following:

Useful Life		2018	2017

Machinery and equipment	5 - 7 years	$52,538	$52,538
Furniture and office equipment	3 - 7 years	45,063	45,063
Vehicles	5 years	68,341	68,341
Leasehold improvements	3 years	16,701	16,701
		182,643	182,643
Less: accumulated depreciation		(100,386)	(91,520)
Property and equipment, net		$82,257	$91,123

For the three months ended March 31, 2018 and 2017, depreciation and amortization expense is included in general and administrative expenses and amounted to $8,866 and $9,458, respectively.

C-BOND SYSTEMS, LLC AND SUBSIDIARIES
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2018

NOTE 6 – CONVERTIBLE NOTES PAYABLE

On June 1, 2017, the Company received $100,000 from a third party pursuant to the terms of a convertible promissory note (the "Convertible Note"). The Convertible Note accrued interest at 7% per annum and all principal and interest is payable on the maturity date of June 1, 2019. The Holder may, at any time, upon written notice, convert all amounts then outstanding under this Convertible Note into a number of common shares of the Company equal to the amount then owed under this Note divided by $0.77. Upon the maturity date, the principal and accrued interest under this note will automatically be converted into the number of common units of the Company equal to the amount then owed under this Convertible Note divided by $0.77. The Company evaluated the conversion feature of the Convertible Note and determined the Company's common stock fair value exceeded the conversion price as stated in the Convertible Note. Management determined that the favorable exercise price represented a beneficial conversion feature. Using the intrinsic value method at the convertible promissory note date, a total discount of $10,000 was recognized and is being amortized to interest expense over the term of the Convertible Note. In March 2018, the principal balance of $100,000 all accrued interest of $5,833 was converted into 136,894 common shares. As of March 31, 2018 and December 31, 2017, the principal balance due under this Convertible Note is $0 and $100,000, respectively.

On January 22, 2018 (the "Issuance Date"), the Company entered into a securities purchase agreement (the "SPA") with Esousa Holdings, LLC ("Esousa"), whereby Esousa agreed to invest up to $750,000 (the "Purchase Price") in the Company in exchange for senior secured the convertible notes and five-year warrants , upon the terms and subject to the conditions thereof. Pursuant to the SPA, the Company issued (i) a senior secured convertible note to Esousa on January 22, 2018, in the original principal amount of $260,000, which bears interest at 10% per annum (the "First Note") and (ii) 293,123 five-year warrants to purchase shares of Company common shares at a purchase price of $0.87 per unit . On January 22, 2018, the Company received cash proceeds of $260,000 under this convertible note. Each convertible note issued pursuant to the SPA was due and payable two years from the issuance date of the respective convertible note, and any accrued and unpaid interest relating to each convertible note, was due and payable semi-annually'

The Convertible Note was convertible into common shares at a conversion price of is $0.87 which was lower than the fair value of common shares based on recent sales of common shares on the date of issue.  Additionally, as warrants were issued with the Convertible Note, the proceeds were allocated to the instruments based on relative fair value as the warrants did not contain any features requiring liability treatment and therefore were classified as equity. The value allocated to the warrants was $186,368 and $73,632 was allocated to the beneficial conversion feature. Since the intrinsic value of the beneficial conversion feature and warrants was greater than the proceeds allocated to the convertible instrument, the amount of the discount assigned to the beneficial conversion feature and warrants was limited to the amount of the proceeds allocated to the convertible instrument. Accordingly, the Company recorded as debt discount of $260,000 with the credit to additional paid in capital. The debt discount associated will be amortized to interest expense over the term of the Convertible Note.

On April 26, 2018, the Company and Esousa entered into a Termination Agreement and General Release ("Termination Agreement") whereby the Company paid Esousa $270,000, and the SPA, Note, Warrant and Registration Rights Agreement and all rights and obligations were terminated. In connection with the Termination Agreement, the Company recorded debt extinguishment expense of $229,696.
For the three months ended March 31, 2018 and 2017, interest expense related to these Convertible Notes amounted to $37,762 and $0, including amortization of debt discount charged to interest expense of $31,302 and $0, respectively.

At March 31, 2018 and December 31, 2017, the Convertible Note consisted of the following:

	March 31, 2018	December 31, 2017
Principal amount	$260,000	$100,000
Less: unamortized debt discount	(235,781)	(7,083)
Convertible note payable, net	$24,219	$92,917

The weighted average interest rate during the three months ended March 31, 2018 was 8.7%.

C-BOND SYSTEMS, LLC AND SUBSIDIARIES
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2018

NOTE 7 - SHAREHOLDERS' DEFICIT

Common shares issued for debt conversion

On January 2, 2018, the former CEO of the Company converted his accrued compensation and other amounts due to him totaling $392,558 into 12,694,893 common shares, or $0.031 per unit. Upon conversion, the Company recorded stock-based compensation of $270,878 based on the commitment date per unit fair value of $0.021 per share.

On March 28, 2018, the Company issued 136,894 common shares upon conversion of convertible debt of $100,000 and accrued interest of $5,833 (See Note 6).

Issuance of common shares for services

On March 7, 2018, the Company entered into a 90-day consulting agreement for business development and lobbying services related to the Company's ballistic resistant technologies.  In connection with this consulting agreement, the Company issued 80,843 common shares to the consultant which were valued at $68,750, or $0.85 per common share, based on contemporaneous common share sales, which will be amortized over the term of the agreement. During the three months ended March 31, 2018, the Company recorded stock-based professional fees of $18,333 and at March 31, 2018, the Company recorded prepaid expenses of $50,417 which will be amortized into professional fees over the remaining term of the agreement.

Common shares issued for exercise of stock options

During the three months ended March 31, 2018, the Company issued 323,373 common shares upon the exercise of 100,000 stock options at $0.031 per share. In connection with this option exercise, the Company received proceeds of $10,000.

Anti-dilution rights on common stock sales

In 2013, pursuant to a subscription agreement, the Company issued 2,425,300 common shares. To the extent that during the Term the Company issues any "down-round" or subsequent investments based upon an enterprise value of less than $2,000,000 ("Dilutive Transaction") (other than an issuance pursuant to an option agreement with an employee or otherwise to compensate an employee, or incident to an acquisition of assets by the Company in which common shares are issued to the seller of such assets) contemporaneously with the Dilutive Transaction, the Company will issue the Investor additional common shares in the Company in an amount which provides them with the ownership percentage interest which they would have held in the Company represented by the common shares purchased by them on this date.

In 2015, pursuant to a subscription agreement, the Company issued 3,880,480 common shares to an entity at $0.77 per common share. This subscriber shall be entitled to anti-dilution protection to the extent that the Company issues any equity in a "down-round" based upon a value of less than $0.77 per Common Share (other than an issuance pursuant to an option agreement with an employee or consultant or otherwise to compensate an employee or consultant, or incident to an acquisition of assets by the Company in which common shares are issued to the seller of such assets ("Dilutive Transaction"). Contemporaneously with the Dilutive Transaction the Company will issue the Subscriber additional common shares in the Company in an amount which provides the investor with the ownership percentage interest in the Company on a fully diluted basis which Subscriber held immediately prior to the Dilutive Transaction.

C-BOND SYSTEMS, LLC AND SUBSIDIARIES
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2018

NOTE 7 - SHAREHOLDERS' DEFICIT (continued)

In 2016, pursuant to a subscription agreement, the Company issued 1,175,902 common shares to an entity at $0.85 per common share. This investor shall be entitled to customary broad-based weighted average anti-dilution protection to the extent that after the date of this subscription agreement the Company issues any equity in a "down round" based upon a value of less than $0.85 per common share, including the issuance of options with an exercise price per share of less than $0.85 to compensate employees or consultants ("Dilutive Transaction"), subject to exclusions for issuances of common shares or options in connection with strategic partnerships, equity kickers to lenders or vendors, mergers or acquisitions. The Company shall give to this investor written notice (an " Issuance Notice") of any proposed issuance by the Company of any Company common shares, or other form of equity interest (excluding issuances of Company options or other equity to compensate employees or consultants and the issuance of shares in connection with strategic partnerships, equity kickers to lenders or vendors, mergers or acquisitions) at least ten business days prior to the proposed issuance date. This investor shall be entitled to purchase their pro rata portion of such shares or other equity interest ("Preemptive Rights"), at the price and on the other terms and conditions specified in the issuance notice.

Common share exercise compensation

As compensation for services commencing on February 1, 2016 and continuing through February 14, 2019, on December 27, 2016, the Company granted a stock option exercise right to an employee of the Company, whereby the employee will received a credit of $5,000 per month towards the cash required to exercise his 750,000 options at $0.31 per share. Accordingly, the employee can exercise options on a cashless basis up to the amount he has been credited. As of March 31, 2018 and December 31, 2017, the employee was credited $130,000 and $115,000 towards the options exercise, respectively.  No cash disbursement will be required by the Company under this provision. The Company recognized compensation expense of $15,000 and $15,000 during the three months ended March 31, 2018 and 2017, respectively, with a corresponding increase to shareholders' equity.

Stock options

For the three months ended March 31, 2018 and 2017, the Company recorded $1,444,933 and $637,420 of compensation and consulting expense related to stock options, respectively. Total unrecognized compensation and consulting expense related to unvested stock options at March 31, 2018 amounted to $5,671,391. The weighted average period over which stock-based compensation expense related to these options will be recognized is approximately two years.

Stock option activities for the three months ended March 31, 2018 are summarized as follows:

	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value
Balance Outstanding December 31, 2017	14,894,213	0.32	7.63	$7,948,708
Exercised	(100,000)	0.03
Balance Outstanding March 31, 2018	14,794,213	$0.32	7.39	$7,873,188

Exercisable, March 31, 2018	11,298,369	$0.31	6.87	$6,138,895

Warrants
On January 22, 2018, in connection with the SPA with Esousa, the Company issued 293,123 five-year warrants to purchase shares of Company common shares at a purchase price of $0.87 per unit. In April 2018, these warrants were cancelled under a Termination Agreement (see Note 6).

C-BOND SYSTEMS, LLC AND SUBSIDIARIES
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2018

NOTE 7 - SHAREHOLDERS' DEFICIT (continued)

Warrant activities for the three months ended March 31, 2018 are summarized as follows:

	Number of Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value
Balance Outstanding December 31, 2017	-	-	-	$-
Granted	293,123	0.87
Balance Outstanding March 31, 2018	293,123	$0.87	4.92	$551,071

Exercisable, March 31, 2018	293,123	$0.87	4.92	$551,071

Legal matters

The Company received demands from a vendor for non-payment of research and development fees in the amount of $268,695. The Company believed that it was not liable for this amount and vigorously disputed such claim. As of March 31, 2018 and December 31, 2017, the Company reflected accounts payable and accrued expenses of $39,915 and $75,000, respectively, in connection with this claim. In April 2018, the Company entered into a settlement agreement with this vendor (See Note 10).

Prior to the Closing of the Merger, C-Bond received a letter from counsel to Arnold Jay Boisdrenghein/Equity Capital Holding Group, Inc. claiming that such parties were entitled to a finder's fee in connection with the Merger of $25,000 and 1,000,000 post-Merger shares of common stock of WestMountain. The Company intends to vigorously defend this claim. We cannot predict the timing and ultimate outcome of this matter, however we believe the range of possible loss is immaterial to our financial statements.

From time to time, the Company may be involved in litigation related to claims arising out of its operations in the normal course of business. As of March 31, 2018, other than discussed above, the Company is not involved in any pending or threatened legal proceedings that it believes could reasonably be expected to have a material adverse effect on its financial condition, results of operations, or cash flows.

Employment agreements

On August 10, 2013 the Company entered into an employment agreement with the Company's former chief executive officer. Pursuant to this employment agreement, he is to receive cash salary and a 5% commission on equity capital raised for the Company. He also obtained an option to elect to convert all or any part of his future unpaid compensation and benefits into shares of the Company. The conversion price per share (the "Exercise Price") shall be equal to $0.031 per share. The Company determined that the commitment date of the option is August 10, 2013, the date of the employment agreement but no expense shall not be recognized until the contingency of exercise and determination of quantity of options is resolved. Accordingly, in 2013, this option was valued on the commitment date using a Black-Scholes option pricing model with the following assumptions; risk-free interest rate of 1.46%, expected dividend yield of 0%, expected option term of 5.75 years, and an expected volatility of 79% based on comparable volatility. The commitment date per unit fair value amounted to $0.021 per share. On January 2, 2018, the former chief executive officer converted his unpaid compensation into 12,694,893 common shares (see Note 7).

On October 18, 2017, the Company entered into an employment agreement with Mr. Scott Silverman, pursuant to which he serves as the Chief Executive Officer of the Company for an initial term of three years that extends for successive one-year renewal terms unless either party gives 30-days' advance notice of non-renewal. As consideration for these services, the employment agreement provides Mr. Silverman with the following compensation and benefits:

C-BOND SYSTEMS, LLC AND SUBSIDIARIES
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2018

NOTE 7 - SHAREHOLDERS' DEFICIT (continued)

•
An annual base salary of $300,000, with a 10% increase on each anniversary date contingent upon achieving certain performance objectives as set by the Board. Until the Company raises $1,000,000 in debt or equity financing after entering into this agreement, Mr. Silverman will receive ½ of the base salary on a monthly basis with the other ½ being deferred. Upon the financing being raised, Mr. Silverman will receive the deferred portion of his compensation and his base salary will be paid in full moving forward.

•
When the first $500,000 of equity investments is raised by the Company, after entering into this employment agreement, Mr. Silverman will receive a capital raise success bonus of 5% of all equity capital raised from investors/lenders introduced by him to the Company.

•	Annual cash performance bonus opportunity as determined by the Board.

•
An option to acquire 3,000,000 common shares of the Company, with a strike price of $0.31 per unit. These options will vest pro rata on a monthly basis for the term of the employment agreement. On each anniversary, Mr. Silverman will be eligible to be granted a minimum of 500,000 stock options of the Company at a strike price of $0.26 per common unit contingent upon the achievement of certain performance objectives.

•	Certain other employee benefits and perquisites, including reimbursement of necessary and reasonable travel and participation in retirement and welfare benefits.

Mr. Silverman's employment agreement provides that, in the event that his employment is terminated by the Company without "cause" (as defined in his new employment agreement), or if Mr. Silverman resigned for "good reasons" (as defined in his new employment agreement), subject to a complete release of claims, he will be entitled to (i) retain all stock options previously granted; and (ii) receive any benefits then owed or accrued along with one year of base salary and any unreimbursed expenses incurred by him. All amounts shall be paid on the termination date. In the event that Mr. Silverman's employment is terminated by the Company for "cause" (as defined in his employment agreement), or if Mr. Silverman resigned without "good reasons" (as defined in his new employment agreement), subject to a complete release of claims, he will be entitled to receive any unpaid base salary and benefits then owed or accrued and any unreimbursed expenses incurred by him. Additionally, if a change of control (as defined in his employment agreement) occurs during the term of this agreement, all unvested stock options will vest in full and if the valuation of the Company in the change of control transaction is greater than $0.85 per common share, then Mr. Silverman shall be paid a bonus equal to two times his minimum base salary and minimum target bonus. Pursuant to the employment agreement, Mr. Silverman will be subject to a confidentiality covenant, a two-year post-termination non-competition covenant and a two-year post-termination non-solicitation covenant.

On October 12, 2015, the Company entered into an employment agreement with Mr. Vincent Pugliese, which was amended on February 11, 2016 and December 20, 2016. Pursuant to this amended employment agreement, he serves as the Chief Operating Officer of the Company for an initial term until December 20, 2018. He will also assume the title of President and interim Chief Financial Officer.  Either party may terminate the employment by giving 30-days' advance notice of termination. As consideration for these services, the employment agreement provides Mr. Pugliese with the following compensation and benefits:

•	An annual base salary of $180,000.
•	Annual cash performance bonus opportunity as determined by the Board.
•	Certain other employee benefits and perquisites, including reimbursement of necessary and reasonable travel.

In the event of a change of control (as defined in his employment agreement), and within one year thereafter termination of employment for good "cause" (as defined in his employment agreement), by the Company or for "good reason" (as defined in his employment agreement) by Mr. Pugliese, Mr. Pugliese will be entitled to receive, subject to a complete release of all claims, a lump sum payment equal to his current annual base salary within 30 days after termination date. Further, in the event Mr. Pugliese's employment is terminated by the Company for a reason other than for cause then the Company shall continue to pay his regular base salary for one year following the termination date. Pursuant to the employment agreement, Mr. Pugliese will be subject to a confidentiality covenant, a two-year post-termination non-competition covenant and a two-year post-termination non-solicitation covenant.

C-BOND SYSTEMS, LLC AND SUBSIDIARIES
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2018

NOTE 7 - SHAREHOLDERS' DEFICIT (continued)

Licensing agreement

Pursuant to an agreement dated April 8, 2016, between the Company and Rice University, Rice University has granted a non-exclusive license to the Company, in nanotube-based surface treatment for strengthening glass and related materials under Rice's intellectual property rights, to use, make, distribute, offer and sell the licensed products specified in the agreement. In consideration for which, the Company had to pay a one-time non-refundable license fee of $10,000 and royalty payments of 5% of net sales of the licensed products during the term of the agreement and a sell-off period of 180 days from termination, In addition, the Company is required to pay for the maintenance of the patents, This agreement will continue until the expiration of the last to expire of the licensed property rights, unless terminated earlier in accordance with the terms of the agreement. There have been no royalty payments paid or due through March 31, 2018.

NOTE 9 – CONCENTRATIONS

Concentrations of credit risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of trade accounts receivable and cash deposits.

The Company places its cash in banks at levels that, at times, may exceed federally insured limits. There were no balances in excess of FDIC insured levels as of March 31, 2018 and December 31, 2017. The Company has not experienced any losses in such accounts through March 31, 2018.

Geographic concentrations of sales

For the three months ended March 31, 2018 and 2017, all sales were in the United States. No other geographical area accounting for more than 10% of total sales during the three months ended March 31, 2018 and 2017.

Customer concentrations

For the three months ended March 31, 2018, three customers accounted for approximately 54.5% of total sales (24.0%, 19.7%, and 10.8%, respectively). A reduction in sales from or loss of such customers would have a material adverse effect on the Company's consolidated results of operations and financial condition.

Vendor concentrations

Generally, the Company purchases substantially all of its inventory from two suppliers. The loss of these suppliers may have a material adverse effect on the Company's consolidated results of operations and financial condition. However, the Company believes that, if necessary, alternate vendors could supply similar products in adequate quantities to avoid material disruptions to operations.

C-BOND SYSTEMS, LLC AND SUBSIDIARIES
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2018

NOTE 10 - SUBSEQUENT EVENTS

Merger agreement

On April 25, 2018, the Company entered into an Agreement and Plan of Merger and Reorganization, or the Merger Agreement with WestMountain and its subsidiary, WETM Acquisition Corp. ("Acquisition Sub"). Pursuant to the terms of the Merger Agreement, on April 25, 2018, or the Closing Date, the Acquisition Sub merged with and into the Company, which was the surviving corporation. Accordingly, the Company became a wholly-owned subsidiary of WestMountain.

Pursuant to the Merger, WestMountain acquired the business of the Company. At the time a certificate of merger reflecting the Merger was filed with the Secretary of State of Texas, or the Effective Time, 19,638,536 outstanding common shares of the Company ("Common Shares") that were issued and outstanding immediately prior to the closing of the Merger were converted into an aggregate of 63,505,785 shares of WestMountain's common stock representing approximately 87% of post-merger common stock outstanding.  As a result, each common unit of the Company was converted into approximately 3.233733 shares of WestMountain's common stock (the "Conversion Ratio").

In addition, pursuant to the Merger Agreement, each option to purchase Common Shares of the Company, issued and outstanding immediately prior to the closing of the Merger aggregating 14,494,213 options was assumed and converted into an option to purchase an equivalent number of shares of WestMountain's common stock and the exercise price of each such option was divided by the Conversion Ratio. The issuance of shares of WestMountain's common stock, or options to purchase WestMountain's common stock, to holders of the Company's Common Shares and options, are collectively referred to as the Unit Conversion.

The Merger Agreement contained customary representations and warranties and pre- and post-closing covenants of each party and customary closing conditions.

The Merger was treated as a reverse merger and recapitalization of the Company for financial reporting purposes. The Company is considered the acquirer for accounting purposes, and WestMountain's historical financial statements before the Merger will be replaced with the historical financial statements of the Company before the Merger in future filings with the SEC. The Merger is intended to be treated as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended.

Effective June 7, 2018, a majority of WestMountain's shareholders and its board approved the change of WestMountain's name to C-Bond Systems, Inc. and approved an increase in WestMountain's authorized number of common shares from 100,000,000 to 500,000,000 shares of common stock. These changes are expected to be adopted 20 days after the mailing of the WestMountain information statement to WestMountain shareholders.

Stock option exercise

In April 2018, the Company issued 970,120 common shares upon the exercise of 300,000 stock options at $0.031 per unit. In connection with these option exercises, the Company received proceeds of $30,000.

Common shares issued for services

In April 2018, the Company issued 3,233,733 restricted common shares to employees for services rendered which were valued at $2,750,000, or $0.85 per common share, based on contemporaneous common share sales.

C-BOND SYSTEMS, LLC AND SUBSIDIARIES
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2018

NOTE 10 - SUBSEQUENT EVENTS (continued)
Common shares issued for settlement

In April 2018, the Company issued 315,957 shares to a vendor to settle amounts owed to such vendor which were valued at $268,694, or $0.85 per common share, based on contemporaneous common share sales. In connection with the settlement agreement, the Company recorded settlement expense of $153,779 and reduced accounts payable and accrued expenses by $39,915 and $75,000, respectively.

Sale of common shares

In April 2018, the Company issued 32,337 common shares to an investor for cash proceeds of $27,500, or $0.85 per common share.

Post-merger private placement

Contemporaneously with the closing of the Merger, pursuant to subscription agreements, WestMountain issued an aggregate of 3,100,000 shares of Common Stock at a price of $0.40 per share for aggregate gross consideration of approximately $1,240,000 to six accredited investors. The Company agreed to cause WestMountain to file a shelf registration statement registering all of the shares of Common Stock subscribed for hereby (but no other shares owned by Subscriber) as soon as reasonably practicable after completion of the Merger and to use commercially reasonable efforts to cause that registration statement to be declared effective as soon as reasonably practical.

2018 Long-term Incentive Plan

On June 7, 2018, a majority of WestMountain's shareholders and its board approved the adoption of a 2018 Long-Term Incentive Plan (the "2018 Plan"). The purpose of the 2018 Plan is to advance the interests of WestMountain, its affiliates and its stockholders and promote the long-term growth of WestMountain by providing employees, non-employee directors and third-party service providers with incentives to maximize stockholder value and to otherwise contribute to the success of WestMountain and its affiliates, thereby aligning the interests of such individuals with the interests of WestMountain's stockholders and providing them additional incentives to continue in their employment or affiliation with WestMountain. The Plan is expected to be adopted 20 days after the mailing of the WestMountain information statement to WestMountain shareholders.

Under the 2018 Plan, the Plan Administrator may grant:

•
options to acquire WestMountain common stock, both incentive stock options that are intended to satisfy the requirements of Section 422 of the Internal Revenue Code and nonqualified stock options which are not intended to satisfy such requirements. The exercise price of options granted under our 2018 Plan must at least be equal to the fair market value of WestMountain's common stock on the date of grant and the term of an option may not exceed ten years, except that with respect to an incentive stock option granted to any employee who owns more than 10% of the voting power of all classes of WestMountain's  outstanding stock as of the grant date the term must not exceed five years and the exercise price must equal at least 110% of the fair market value on the grant date.

•
stock appreciation rights, or SARs, which allow the recipient to receive the appreciation in the fair market value of WestMountain's common stock between the date of grant and the exercise date. The amount payable under the stock appreciation right may be paid in cash or with shares of WestMountain's common stock, or a combination thereof, as determined by the Administrator.

•	restricted stock awards, which are awards of WestMountain's shares of common stock that vest in accordance with terms and conditions established by the Administrator.

C-BOND SYSTEMS, LLC AND SUBSIDIARIES
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2018

NOTE 10 - SUBSEQUENT EVENTS (continued)

•	restricted stock units, which are awards that are based on the value of WestMountain's common stock and may be paid in cash or in shares of WestMountain's common stock.

•
other types of stock-based or stock-related awards not otherwise described by the terms and provision of the 2018 Plan, including the grant or offer for sale of unrestricted shares of WestMountain's common stock, and which may involve the transfer of actual shares of WestMountain's common stock or payment in cash or otherwise of amounts based on the value of shares of WestMountain's common stock and may be designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

•	other cash-based awards to eligible persons in such amounts and upon such terms as the Administrator shall determine.

An award granted under the 2018 Plan must include a minimum vesting period of at least one year, provided, however, that an award may provide that the award will vest before the completion of such one-year period upon the death or qualifying disability of the grantee of the award or a change of control of the Company and awards covering, in the aggregate, 25,000,000 shares of our Common Stock may be issued without any minimum vesting period.

The aggregate number of shares of common stock that may be issued under the 2018 Plan is 50,000,000 shares. In addition, the maximum aggregate number of shares of WestMountain's common stock that may be subject to incentive stock options granted under the 2018 Plan is 50,000,000 shares.

In preparing these consolidated financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through June 28, 2018, the date the financial statements were available to be issued.